As filed with the Securities and Exchange Commission on April 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	36-4794936
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

BOXLIGHT CORPORATION

2750 Premiere Parkway, Suite 900

Duluth, Georgia 30097

(678) 367-0809

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Dale W. Strang

Chief Executive Officer

Boxlight Corporation

2750 Premiere Parkway, Suite 900

Duluth, Georgia 30097

(678) 367-0809

(Address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

David M. Eaton, Esq.

Justin B. Heineman, Esq.

Kilpatrick Townsend & Stockton LLP

1100 Peachtree St. NE, 2800

Atlanta, GA 30309

(404) 815-6500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 7, 2025

PROSPECTUS

1,323,000 Shares of Class A Common Stock
Offered by the Selling Securityholders

The selling securityholders may offer and sell up to 1,323,000 shares (the “Shares”) in the aggregate of the Class A common stock, par value $0.0001 per share, of Boxlight Corporation, of which (i) 260,000 shares are presently issued and outstanding and (ii) 1,063,000 shares are issuable upon the exercise of certain prefunded warrants (the “Prefunded Warrants”) to purchase shares of Class A common stock held by the selling securityholders named herein (the “Prefunded Warrant Shares”).

We are not selling any shares of our Class A common stock under this prospectus and will not receive any proceeds from the sale by the selling securityholders of the Shares. We will, however, receive the net proceeds of any Prefunded Warrants exercised for cash.

Sales of the Shares by the selling securityholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling securityholders may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders, the purchasers of the Shares, or both.

We are paying the cost of registering the shares of Class A common stock covered by this prospectus as well as various related expenses. The selling securityholders are responsible for all broker or similar commissions related to the offer and sale of their Shares. See the section titled “Plan of Distribution” on page 11 for more information about how the selling securityholders may sell or dispose of their Shares.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.” On April 4, 2025, the last reported sale price of our common stock was $1.28 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Under this registration statement, the selling securityholders may sell from time to time in one or more offerings the Class A common stock described in this prospectus. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders pursuant to this prospectus. We will, however, receive the net proceeds of any Prefunded Warrants exercised for cash.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in the Shares being offered.

Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus and any applicable prospectus supplement to this prospectus, nor any distribution of securities pursuant to this prospectus and any applicable prospectus supplement to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in and any applicable prospectus supplement to this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a technology company that is seeking to become a world-wide leading innovator and integrator of interactive products and software for schools, education, business, and government interactive spaces. We currently design, produce and distribute interactive displays, collaboration software, supporting accessories and professional services. We also distribute science, technology, engineering, and math (or “STEM”) products, including a robotics and coding system, 3D printing solution and portable science lab. The Company’s products are integrated into its software suite that provides tools for presentation creation and delivery, assessment, and collaboration.

Each of our operating segments are primarily engaged in the sale of education technology products and services in the education market but which are also sold into the health, government and corporate sectors and derive a majority of their revenues from the sale of flat-panel displays, audio and other hardware accessory products, software solutions and professional services. Generally, our displays produce higher net operating revenues but lower gross profit margins than our accessory solutions and professional services.

To date, we have generated substantially all of the Company’s revenue from the sale of hardware (primarily consisting of interactive displays and audio products) and software to the educational market in the United States and Europe.

Going Concern

As of December 31, 2024, we owed $37.6 million to the lender under our credit agreement. As previously disclosed, we were not in compliance with the senior leverage ratio financial covenant under our credit agreement at December 31, 2024, and we were not in compliance with the borrowing base covenant at December 31, 2024, January 31, 2024 and February 28, 2025. Although, to date, we have been successful in obtaining waivers with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

Because of the significant decreases in the required senior leverage ratio that have occurred within the past fifteen months, our current forecast projects that we may not be able to maintain compliance with this ratio. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that our most recent audited financial statements were issued. See “Risk Factors—We have not complied with certain covenants, minimum liquidity and borrowing base requirements under the Credit Agreement and this could cause us to be unable to continue to operate as a going concern” under the heading "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and incorporated by reference herein.

Recent Developments

Notice of Failure to Satisfy Nasdaq Continued Listing Requirements

On April 7, 2025, Boxlight was notified by the Nasdaq Stock Market that it did not satisfy the continued listing requirements under Nasdaq Listing Rule 5550(b) for the Nasdaq Capital Market. Rule 5550(b) requires that a listed company must satisfy one of the following three standards: (1) stockholders’ equity of at least $2.5 million; (2) market value of listed securities of at least $35 million; or (3) net income from continuing operations of $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. In its Annual Report on Form 10-K for the year ended December 31, 2024, Boxlight reported stockholders’ equity of ($12,896,000) at December 31, 2024, and net losses of ($28,335,000) and ($39,156,000) for the years ended December 31, 2024, and 2023, respectively. In addition, based on the consolidated closing bid price of the Company’s Class A common stock on the Nasdaq Capital Market on April 4, 2025 of $1.27, the market value of the company’s listed securities was $2,830,180 as of such date.

The notice has no immediate effect on Boxlight’s listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, we have 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b). We intend to submit a compliance plan and evaluate available options to resolve the deficiency and regain compliance. If the compliance plan is accepted, Boxlight may be granted up to 180 calendar days from April 7, 2025, to evidence compliance.

There can be no assurance that our compliance plan will be accepted by Nasdaq, or that we will be able to obtain compliance with Rule 5550(b) with the prescribed timeframe. If our Class A common stock is delisted from the Nasdaq Capital Market, it could have a material adverse effect on the market price and liquidity of the Class A common stock, and could materially impair our ability to raise equity capital. See “Risk Factors—We may not be able to maintain a listing of our Class A common stock on the Nasdaq Capital Market”.

February 2025 Private Placement

On February 19, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling securityholders, pursuant to which we agreed to issue and sell, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, and priced at-the-market under the rules of The Nasdaq Stock Market (the “Private Placement”), an aggregate of (i) 260,000 shares of the Company’s Class A common stock, (ii) Prefunded Warrants to purchase up to an aggregate of 1,063,000 shares of Class A common stock and (iii) warrants to purchase up to an aggregate of 1,323,000 shares of Class A common stock (“Common Warrants”). The purchase price of each Share and accompanying Common Warrant was $2.13, and the purchase price of each Prefunded Warrant and accompanying Common Warrant was $2.1299. The Private Placement closed on February 21, 2025. The gross proceeds from the Private Placement were approximately $2.8 million, before deducting placement agent fees and other expenses.

Each Prefunded Warrant has an initial exercise price of $0.0001 per share (subject to adjustments as set forth therein), is immediately exercisable upon issuance and will expire when exercised in full. Each Common Warrant has an initial exercise price of $2.13 per share (subject to adjustments as set forth therein), is exercisable six months following the date of issuance and will expire five and a half years from the date of issuance.

We have agreed with the selling securityholders to file a registration statement with the SEC to register the resale of the Shares and the Prefunded Warrant Shares on or before the 45th day following the closing of the Private Placement. We have further agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 60 days after the date of the closing of the Private Placement, or 90 days after the date of the closing of the Private Placement if the SEC reviews the registration statement. The registration statement of which this prospectus forms a part is being filed in part to satisfy these requirements.

Summary Risk Factors

Some of the factors that could materially and adversely affect our business, financial condition, results of operations and cash flows include, but are not limited to, the following:

•	our ability to continue to operate as a going concern;

•	our ability to maintain a listing of our Class A common stock on Nasdaq Capital Market;

•	our ability to comply with certain covenants, minimum liquidity and borrowing base requirements under our existing credit agreement, or in the alternative, to continue to obtain forbearances or waivers from the lender thereunder;

•	our ability to pay the redemption price of our outstanding Series B Preferred Stock and Series C Preferred Stock in the event the holders thereof were to opt to cause the Company to redeem the Series B Preferred Stock or Series C Preferred Stock;

•	our indebtedness, a substantial amount of which is bearing interest at a variable rate;

•	our history of operating losses;

•	our ability to raise additional capital;

•	changes in the sales of our display products;

•	changes in U.S. administrative policy, including the imposition of or increases in tariffs, changes to existing trade agreements and any resulting changes in international trade relations, such as trade wars;

•	changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies;

•	seasonal fluctuations in our business;

•	changes in our working capital requirements and cash flow fluctuations;

•	competition in our industry;

•	our ability to enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner;

•	our reliance on resellers and distributors to promote and sell our products;

•	the success of our strategy to increase sales in the business and government market;

•	changes in market saturation for our products;

•	challenges growing our sales in foreign markets;

•	our dependency on third-party suppliers;

•	our reliance on highly skilled personnel;

•	our ability to enter into and maintain strategic alliances with third parties;

•	unfavorable global economic or political conditions, including the ongoing conflict between Russia and Ukraine, and Israel and Hamas;

•	war, terrorism, other acts of violence, or potential effects of future pandemics;

•	a breach in security of our electronic data or our information technology systems, including any cybersecurity attack;

•	our ability to keep pace with developments in technology;

•	consumer product and environmental laws;

•	risks inherently related to our foreign operations;

•	our compliance with the Foreign Corrupt Practices Act;

•	income taxation for our worldwide operations;

•	our ability to ship and transport components and final products efficiently and economically across long distances and borders;

•	compliance with export control laws;

•	fluctuations in foreign currencies;

•	unstable market and economic conditions and potential disruptions in the credit markets;

•	defects in our products and detection thereof;

•	patents or other intellectual property rights necessary to protect our proprietary technology and business;

•	assertions against us relating to intellectual property rights;

•	our ability to anticipate consumer preferences and successfully develop attractive products; and

•	our ability to develop, implement and maintain an effective system of internal control over financial reporting;

•	our possible or assumed future results of operations;

•	our ability to attract and retain customers;

•	our ability to sell additional products and services to customers;

•	our cash needs and financing plans;

•	our potential growth opportunities;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	the effects of future regulation;

•	our ability to protect or monetize our intellectual property; and

•	other risks described under the heading "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and incorporated by reference herein, as the same may be updated from time to time in subsequent documents that we file.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, and our telephone number is 678-367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Shares of Class A common stock offered by the selling securityholder	1,323,000 shares, including 1,063,000 shares underlying Prefunded Warrants

Terms of the offering	Each selling securityholder will determine when and how it will sell the Shares offered by this prospectus, as described in the “Plan of Distribution” on page 11.

Use of proceeds	We will not receive any proceeds from the sale of the Shares. We will, however, receive the exercise price of $0.0001 per share of any of the Prefunded Warrants exercised for cash.

Risk Factors	See “Risk Factors” on page 5 for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq Capital Market symbol	BOXL

RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described below and under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequently filed Quarterly Report on Form 10-Q, which reports are incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein, as updated by our subsequent filings with the SEC, and the risk factors and other information contained in any related prospectus supplement or free writing prospectus. Any of these risks could harm our business, financial condition, results of operations or cash flow. This could cause the trading price of our Class A common stock to decline or otherwise result in a loss of all or part of your investment. The risks below and described in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

We may not be able to maintain a listing of our Class A common stock on the Nasdaq Capital Market.

Because our Class A common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. On April 7, 2025, we received a letter from Nasdaq notifying us that we no longer met the requirements of Nasdaq Listing Rule 5550(b). Rule 5550(b) requires that a listed company must satisfy one of the following three standards: (1) stockholders’ equity of at least $2.5 million; (2) market value of listed securities of at least $35 million; or (3) net income from continuing operations of $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. In its Annual Report on Form 10-K for the year ended December 31, 2024, Boxlight reported stockholders’ equity of ($12,896,000) at December 31, 2024, and net losses of ($28,335,000) and ($39,156,000) for the years ended December 31, 2024, and 2023, respectively. In addition, based on the consolidated closing bid price of the Company’s Class A common stock on the Nasdaq Capital Market on April 4, 2025 of $1.27, the market value of the company’s listed securities was $2,830,180 as of such date.

In accordance with Nasdaq rules, we have 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b). We intend to submit a compliance plan and evaluate available options to resolve the deficiency and regain compliance. If the compliance plan is accepted, the company may be granted up to 180 calendar days from April 7, 2025, to evidence compliance.

There can be no assurance that our compliance plan will be accepted by Nasdaq, or that we will be able to obtain compliance with Rule 5550(b) with the prescribed timeframe. If we fail to regain compliance, or otherwise violate or fail to meet any other Nasdaq listing requirements, our Class A common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. In the event our stock is delisted from Nasdaq, whether by choice or otherwise, the delisting of our Class A common stock could significantly impair our ability to raise capital and stockholder value.

Changes in U.S. policy, including the imposition of or increases in tariffs, changes to existing trade agreements and any resulting changes in international trade relations, such as reciprocal tariffs or trade wars, may have a material adverse impact on impact on our business, results of operations, or financial condition.

In January 2025, the global tariff landscape began to quickly change with the U.S. implementing new and/or increased tariffs on various foreign countries, either generally or with respect to certain products. On April 2, 2025, the White House announced sweeping new tariffs, including an across-the-board 10% tariffs on all countries and individualized higher tariffs on certain countries with which the United States has the largest trade deficits. Certain foreign countries have, and may continue to, change their tariff policies in response to changes in the U.S. tariff policy.

Sales outside the U.S. represented 55% of our revenues for the year ended December 31, 2024. In addition, we acquire certain products from manufacturers in countries that are subject to new or increased tariffs, including China and Vietnam. Tariffs could also increase the costs of components for products that we sell and have the potential to disrupt existing supply chains. An increase in the costs of the goods that we sell could make them less affordable for customers, which could negatively impact customer demand and have a material adverse impact on our business, results of operations and financial condition. It is uncertain whether affected manufacturers will pass through increased costs to us, which could similarly result in material negative effect on us. It is impossible to predict with any certainty the effects that any new tariffs may ultimately have on our industry or our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only prediction, and are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, the matters set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequently filed Quarterly Report on Form 10-Q, and matters discussed under the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in those reports, each of which is incorporated by reference herein.

You should not place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the Shares offered pursuant to this prospectus.

Each Prefunded Warrant has an exercise price equal to $0.0001 per share, and if all 1,063,000 Prefunded Warrants registered hereunder are exercised on a cash basis, we would receive proceeds of approximately $106.30. We currently expect to use any such proceeds for working capital and other general corporate purposes; however, we have no understandings, agreements or commitments to do so as of the date of this prospectus. Our management will have significant discretion and flexibility in applying any such proceeds.

The Prefunded Warrants are exercisable on a net exercise cashless basis. If any of the Prefunded Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling securityholder upon any such exercise.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Class A common stock to be sold by the selling securityholders pursuant to this prospectus. Other than registration expenses, the selling securityholders will bear their own broker or similar commissions payable with respect to sales of the Shares.

DESCRIPTION OF CAPITAL STOCK

The selling securityholders may offer up to an aggregate of 1,323,000 Shares of our Class A common stock, issued by us in connection with the private placement consisting of (i) 260,000 shares of Class A common stock and (ii) 1,063,000 Prefunded Warrant Shares. The following description summarizes the material terms and provisions of our capital stock, including our Class A common stock the selling securityholders may offer under this prospectus. The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Eleventh Amended and Restated Articles of Incorporation and certificates of change and designation adopted thereunder, collectively referred to as our Charter, and our Amended and Restated Bylaws, referred to as our Bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 103,750,000 shares, of which:

•	3,750,000 are designated Class A common stock, par value $0.0001 per share;

•	50,000,000 are designated Class B common stock, par value $0.0001 per share;

•	50,000,000 are designated preferred stock, of which:

•	250,000 shares are designated as Series A preferred stock, par value $0.0001 per share;

•	1,586,620 shares are designated as Series B preferred stock, par value of $0.0001 per share;

•	1,320,850 shares are designated as Series C preferred stock, par value of $0.0001 per share; and

•	The remaining preferred shares, par value of $0.0001 per share, are available to be designated by the Company’s board of directors in the future.

Common Stock

Class A Common Stock

Our Class A common stock is listed on The Nasdaq Capital Market under the ticker symbol “BOXL.” We have 2,228,488 shares of Class A common stock issued and outstanding as of March 24, 2025.

Voting Rights. Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Cumulative voting for the election of directors is not provided for in our Charter, as amended and restated.

Dividend Rights. Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding Class A common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the board of directors may determine.

Liquidation Rights. In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B common stock

Our Charter authorizes Class B common stock, although at present we have no Class B common stock issued and outstanding. Our Class B common stock is only available for issuance upon exercise of stock options to be granted to Boxlight Group employees.

Voting Rights. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Conversion Rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

Preferred Stock

Subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

The shares of our common stock are listed on The Nasdaq Capital Market under the symbol “BOXL.”

SELLING SECURITYHOLDERS

The shares of common stock being offered by the selling securityholders consist of (i) 260,000 shares of Class A common stock and (ii) 1,063,000 Prefunded Warrant Shares (collectively, the “Shares”). The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

The Shares were issued to the selling securityholders in the Private Placement described above in the section “Prospectus Summary—February 2025 Private Placement”. We are registering the resale of the Shares in order to permit such selling securityholders to offer the Shares for resale from time to time.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each selling securityholder. The number of shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 2,228,488 shares of Class A common stock outstanding as of March 24, 2025. In computing the number of shares beneficially owned by a selling securityholder and their percentage ownership, shares of Class A common stock subject to options, warrants or other rights held by such selling securityholder that are currently exercisable or will become exercisable within 60 days of March 24, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling securityholder. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of Class A common stock issuable upon exercise of the Prefunded Warrants). Each of the selling securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A selling securityholder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”

	Shares of Class A Common Stock
	Shares Beneficially Owned Before this Offering			Maximum Number of Shares to be Sold in this Offering		Shares Beneficially Owned Upon Completion of this Offering
Selling Securityholder	Number		Percentage	Number		Number	Percentage
Kazazian Capital Master Fund, L.P.	117,165	(1)(3)(4)	4.99%	441,000	(1)(3)(5)	0	0%
HIC 2, LLC	117,165	(2)(3)(4)	4.99%	441,000	(2)(3)(5)	0	0%
Roystone Fund LP	117,165	(2)(3)(4)	4.99%	441,000	(2)(3)(5)	0	0%

(1)	Includes approximately 57,165 shares of Class A common stock underlying Prefunded Warrants.

(2)	Includes approximately 17,165 shares of Class A common stock underlying Prefunded Warrants.

(3)	Does not include 441,000 shares of Class A common stock underlying warrants that are not exercisable within 60 days.

(4)	Does not include approximately 323,835 shares of Class A common stock underlying the Prefunded Warrants because such warrants provide that a holder (together with its affiliates) may not exercise any portion of such holder’s Prefunded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Class A common stock immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Class A common stock after exercising the holder’s Prefunded Warrants up to 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants. The Prefunded Warrants are otherwise exercisable at any time at an exercise price of $0.0001 per share (subject to adjustments as set forth therein) and expire when exercised in full.

(5)	The Prefunded Warrant Shares excluded from current ownership per footnote (4) are included in the amount offered by this prospectus.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, transferees, assignees or other successors- in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use one or more of the following methods when disposing of the Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	distributions to members, limited partners or stockholders of selling securityholders;

•	privately negotiated transactions, including between a selling securityholder and its affiliate or between selling securityholders;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of disposition; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell Shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares or interests in Shares, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such selling securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Shares.

The aggregate proceeds to the selling securityholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) no selling securityholder owns any shares of Class A common stock registered hereunder, or any Prefunded Warrants or Prefunded Warrant Shares, and (ii) such time as all Purchasers are eligible to resell all Shares pursuant to Rule 144 without compliance by the Company with the current public information requirement of Rule 144.

DIVIDEND POLICY

The decision to pay cash dividends on our Class A common stock rests with our Board and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not have a history of paying dividends, and we do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Boxlight Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in Boxlight Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478. We also maintain a website, https://boxlight.com/investor-relations/overview, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://boxlight.com. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on February 13, 2025, February 21, 2025, March 3, 2025 and April 7, 2025 (other than those portions of the documents deemed to be furnished and not filed);

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024, from our definitive Proxy Statement on Schedule 14A relating to our 2024 annual meeting of stockholders, filed on April 29, 2024; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, as updated by Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating the description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478.

BOXLIGHT CORPORATION

1,323,000 Shares of Class A Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

Amount
SEC registration fee	$295.72
Accounting fees and expenses	$9,000
Legal fees and expenses	$85,000
Miscellaneous fees and expenses	$5,000
Total	$99,295.72

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Charter, Article 8 of our Bylaws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Charter provide that we will indemnify, in accordance with our Bylaws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows (the file number for all annual, quarterly or current reports is 001-37564 unless otherwise indicated):

Exhibit Number	Description

3.1	Eleventh Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-204811) filed on December 15, 2016).

3.2	Amended and Restated Bylaws adopted June 24, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 24, 2021).

3.3	Certificate of Change, filed on June 13, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 13, 2023).

3.4	Certificate of Change, filed on February 12, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 13, 2025).

4.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 in the Registration Statement on Form S-1 (File No. 333-204811) filed on June 9, 2015).

4.2	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock filed on July 19, 2019 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed on March 28, 2025).

4.3	Operating Agreement of EOSEDU, LLC, dated September 17, 2018, by and between the Boxlight Corporation and EOSEDU, LLC dated September 17, 2018 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-226068) filed on September 24, 2018).

4.4	Form of Certificate of Designations for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed September 25, 2020).

4.5	Form of Certificate of Designations for Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed September 25, 2020).

4.6	Form of Amended and Restated Certificate of Designations for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the period ended September 30, 2020).

4.7	Form of Amended and Restated Certificate of Designations for the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the period ended September 30, 2020).

4.9	Description of Securities. (Incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K filed March 16, 2023).

4.12	2025 Form of Prefunded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8- K filed February 21, 2025).

4.13	2025 Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8- K filed February 21, 2025).

4.14	Amendment to Certificate of Designation (Series B Preferred Stock) (incorporated by reference to Exhibit 4.43 to the Current Report on Form 8- K filed February 21, 2025).

4.15	Amendment to Certificate of Designation (Series C Preferred Stock) (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8- K filed February 21, 2025).

5.1*	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares

10.1	Placement Agent Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8- K filed February 21, 2025).

10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8- K filed February 21, 2025).

23.1*	Consent of Forvis Mazars, LLP

23.2*	Consent of Kilpatrick Towsend & Stockton, LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (incorporated by reference to the signature page hereto)

107*	Filing Fee Table

* Filed herewith.

Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,, in the city of Duluth, of the State of Georgia, on this 3rd day of April, 2025.

BOXLIGHT CORPORATION

By:	/s/ Dale W. Strang
Dale W. Strang
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dale W. Strang and Gregory S. Wiggins, or either of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale W. Strang	Chief Executive Officer	April 3, 2025
Dale W. Strang	(Principal Executive Officer)

/s/ Gregory S. Wiggins	Chief Financial Officer	April 3, 2025
Gregory S. Wiggins	(Principal Financial and Accounting Officer)

/s/ Rudolph F. Crew	Director	April 4, 2025
Rudolph F. Crew

/s/ Roger W. Jackson	Director	April 3, 2025
Roger W. Jackson	(Chairman of the Board)

/s/ Tiffany Kuo	Director	April 7, 2025
Tiffany Kuo

/s/ Charles P. Amos	Director	April 3, 2025
Charles P. Amos

/s/ Michael R. Pope	Director	April 3, 2025
Michael R. Pope	(Former Chairman and Chief Executive Officer)

/s/ Mark Elliott	Director	April 3, 2025
Mark Elliott